Exhibit 10.3

AMENDMENT NO. 1 TO ASSET PURCHASE AGREEMENT

This AMENDMENT NO. 1 TO ASSET PURCHASE AGREEMENT (this “Amendment”) is dated as of May 30, 2012, by and among Burger King Corporation, a Florida corporation (“Seller”), Carrols LLC, a Delaware limited liability company (“Buyer”), and Carrols Restaurant Group, Inc., a Delaware corporation (“Parent”).

WHEREAS, Seller, Buyer and Parent entered into that certain Asset Purchase Agreement dated as of March 26, 2012 (the “Purchase Agreement”);

WHEREAS, pursuant to Section 12.1 of the Purchase Agreement, the Purchase Agreement may not be modified or amended except by written instrument executed by each of the parties thereto; and

WHEREAS, Seller, Buyer and Parent wish to amend the Purchase Agreement in accordance with the terms hereof.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Seller, Buyer and Parent hereby agree as follows:

Capitalized terms not otherwise defined herein shall have the meanings assigned thereto in the Purchase Agreement.

1. AMENDMENTS.

(a) The Purchase Agreement is hereby amended by replacing “$1,000” with “$1,500” in the definition of Aggregate Store Bank Amount.

(b) The Purchase Agreement is hereby amended by deleting the first sentence of Section 2.6(a) thereof in its entirety and replacing it with the following:

“On the Closing Date, the Closing Store Inventory Amount shall be determined by physical inventories and counts that Seller shall direct its representatives to conduct at each Subject Restaurant in accordance with this Section 2.6.”

(c) The Purchase Agreement is hereby amended by deleting Section 2.8 thereof in its entirety and replacing it with the following:

“2.8 Allocation of Purchase Price; Tax Treatment. The Purchase Price (including Assumed Liabilities only to the extent they are liabilities for Federal income tax purposes) will be allocated among the Purchased Assets in accordance with Section 1060 of the Code and the regulations thereunder and the allocations as shall be agreed upon between Buyer and Seller and set forth on a schedule no later than one hundred twenty (120) days following the Closing Date (the “Allocation Schedule”). Buyer and Seller will cooperate with each other in good faith to complete the Allocation Schedule prior to the end of such one hundred twenty (120) day period. If Buyer and Seller cannot agree on the Allocation Schedule within such time frame, any disputes relating to the items or amounts to be shown in the Allocation Schedule shall be referred to the independent public accountants which audit the financial statements of the

Buyer (or such other “Big 4” accounting firm which the parties may agree to use), and the decision of said accountants shall be controlling. Fees charged by said accountants for the resolution of the dispute shall be borne equally by the Buyer and the Seller. Buyer and Seller each agree to file Internal Revenue Service Form 8594, and all federal, state, local and foreign Tax Returns, in accordance with the Allocation Schedule; and in that event, Buyer and Seller each agree to provide the other promptly with any other information reasonably required to complete Form 8594. The parties hereto intend that the transaction contemplated hereby be treated for tax purposes as taxable under Section 1001 of the Code.”

(d) The Purchase Agreement is hereby amended by deleting Section 7.6 thereof in its entirety and replacing it with the following:

“7.6 Utilities and Contracts. Seller shall use commercially reasonable efforts to maintain each of the Subject Restaurant’s utility accounts in effect following the Closing Date through the date that is the last day of the month immediately following the month of the Closing Date (the “Utility Termination Date”). By way of example only, if the Closing Date is May 20, 2012, the Utility Termination Date would be June 30, 2012. Prior to the Utility Termination Date, the Seller shall provide such reasonable cooperation, as requested by Buyer, to establish new utility accounts at the Subject Restaurants in the name of the Buyer. For the avoidance of doubt, in no event will Seller be required to transfer any utility accounts and/or related deposits to Buyer. During the period from the Closing Date through the Utility Termination Date, upon receipt of any invoices with respect to the Seller’s utility accounts at the Subject Restaurants, Buyer shall promptly reimburse Seller its pro-rata portion of such invoice (calculated by reference to the number of days following the Closing Date divided by the total number of days covered by such invoice). Buyer and Parent shall indemnify Seller for any Losses incurred by the Seller Indemnitees on account of any amounts owing with respect to such utility accounts relating to fees and expenses incurred thereunder following the Closing Date.”

(e) The Purchase Agreement is hereby amended by adding the following to the end of Section 8.1:

“(a) Within twenty (20) days following the Closing Date, the Seller shall prepare and deliver to Buyer for review, comment and approval the proposed Memorandum of Lease for each Subject Restaurant in Indiana (collectively, the “IN MOLS,” and each, an “IN MOL”) and following approval of the IN MOLS by Buyer and Seller, Seller shall cause within thirty (30) days of the Closing Date, each IN MOL to be duly executed and acknowledged and the original delivered to Buyer (or Buyer’s counsel, if so directed), and Buyer shall have the right to record the IN MOLS; (b) within fifty (50) days following the Closing Date, the Seller shall prepare and deliver to Buyer for review, comment and approval the proposed Memorandum of Lease for each Subject Restaurant not located in Indiana (collectively, the “Other MOLS”) and following approval of the Other MOLS by Buyer and Seller, Seller shall cause within sixty (60) days of the Closing Date, each of the Other MOLS to be duly executed and acknowledged and the original delivered to Buyer (or Buyer’s counsel, if so directed); and (c) within twenty (20) days following the Closing Date, the Seller and Buyer shall re-execute and acknowledge any of the Seller Leases not previously acknowledged to the extent that such acknowledgment is required by applicable Law. Seller agrees to reimburse Buyer fifty percent (50%) of the costs of recording any of the IN MOLS and any transfer taxes required to be paid in connection therewith, such reimbursement to be within fifteen (15) days of delivery by Buyer to Seller of an invoice setting forth such amounts.”

(f) Each of (i) the Seller’s Disclosure Schedules and (ii) each Transaction Document (and any schedules and exhibits thereto), as applicable, is hereby amended so that any reference to the address of restaurant # 2419 is updated to be “3000 Island Avenue, Philadelphia, PA.”

(g) Section 6.16 of the Seller’s Disclosure Schedules is hereby amended and restated to delete the following reference in its entirety and replace it with the word “None”:

“The Franchisee Participation Agreement by and between the Coca-Cola Company and Seller with respect to each of the Subject Restaurants constitute all of the Assumed Contracts under the Purchase Agreement.”

2. CAPITALIZATION OF PARENT. As of May 30, 2012, 23,161,822 shares of Common Stock are issued and outstanding on a fully diluted basis, and no shares of preferred stock are issued and outstanding.

3. AGREEMENT OTHERWISE UNCHANGED. Except as expressly provided herein, the Purchase Agreement shall remain unchanged and in full force and effect. Each reference to “this Agreement” or “the Purchase Agreement” and words of similar import in the Purchase Agreement and in the agreements and other documents contemplated by the Purchase Agreement shall be a reference to the Purchase Agreement, as amended hereby, and as the same may be further amended, restated, supplemented and otherwise modified and in effect from time to time.

4. MISCELLANEOUS.

a. Governing Law and Venue. THIS AMENDMENT SHALL BE DEEMED TO BE MADE IN AND IN ALL RESPECTS SHALL BE INTERPRETED, CONSTRUED AND GOVERNED BY AND IN ACCORDANCE WITH THE LAWS OF THE STATE OF FLORIDA, WITHOUT REGARD TO THE CONFLICT OF LAW PRINCIPLES THEREOF. The parties hereby irrevocably submit to the exclusive jurisdiction of the courts of the State of Florida and the federal courts of the United States of America located in the State of Florida in respect of the interpretation and enforcement of the provisions of this Amendment.

b. Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one and the same instrument. A facsimile or .pdf signature of any party shall be considered to have the same binding legal effect as an original signature.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 1 to Asset Purchase Agreement to be duly executed and delivered as of the day and year first above written.

SELLER:

BURGER KING CORPORATION

By:	/s/ Daniel Schwartz

Name:	Daniel Schwartz

Title:	Chief Financial Officer

BUYER:

CARROLS LLC

By:	/s/ William E. Myers

Name:	William E. Myers

Title:	Vice President

PARENT:

CARROLS RESTAURANT GROUP, INC.

By:	/s/ William E. Myers

Name:	William E. Myers

Title:	Vice President

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